EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Samuel A. Kovnat, Chief Executive Officer, and David D. Cryer, Chief Financial Officer, of Flight Safety Technologies, Inc. (the "Company"), certify, pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     Amendment No. 1 to the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended February 28, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 21, 2005	By:

Samuel A. Kovnat Its Chief Executive Officer

April 21, 2005	By:

David D. Cryer Its Chief Financial Officer